Exhibit 10.2

                                                        No. 2010 Yishui 0011#

LOAN CONTRACT
OF
WORKING CAPITAL LOAN

Borrower: (Party A)	Shandong Longkong Travel Development Co., Ltd

Add:	West to Yongfu village, Yaodianzi Town, Yishui County

Corporate Representative:	ZHANG SHANJIU

Lender: (Party B)	ICBC Yishui Branch

Add:	# Zhengyang RD. Yishui County

Corporate Representative: (Principal)	WANG QINGLIN

CONTEXT

I.	Loan Type

II.	Loan Purpose

III.	Amount & Term of Loan

IV.	Lending Interest Rate and Interest Calculation

V.	Repayment Source & Loan Repayment

VI.	Guarantee

VII.	Right and Obligation For Both Paties

VIII.	Breach of Faith

IX.	Becomes Effective, Alternation and Termination

X.	Dispute Settlement

XI.	Other Matters

XII.	Appendix

To meet the need of the purpose describe in Article 2.1 under the contract, Party A applies a loan from Party B. Party B agreed to provide a loan to Party A. To confirm the rights and obligations among the parties, three parties reached the contract under an equal negotiation following Contract Law, General Loan Rules, Property Law, and other relevant laws and regulations.

Article 1: Loan Type

The type of the loan is short term working capital loan

Article 2: Loan Purpose

2.1 The purpose of the loan is:  facilities maintenance

2.2 Without consent in writing from Party B, the Party A shall not change the loan purpose stipulated under contract.

Article 3: Amount and Period of Loan

3.1 The loan amount under the contract is RMB (in words) Two million Yuan (in number) 2,000,000.00 Yuan.

3.2 The period of the loan under the contract is 9 months, starting from the date of 20-1-2010 to 14-9-2010.

The loan amount, loan commerce date, expiring date under the contract is deferent from the loan voucher, the record on the loan voucher shall be regarded as accurate. Other records shall be based on the Contract. The loan voucher shall be regarded as a part of the contract, has the same legal effect with the Contract.

Article 4: Loan Interest and Interest Calculation

4.1 The lending interest shall be calculated by days starting from the date of the drawdown day (daily rate= annual rate/360), interest shall be paid by month, interest pay day shall be the 20th in every month. The pay day is not a bank business day, it shall be postponed to the next bank business day. The loan is due, the interest shall be cleared.

4.2 The lending interest rate under the contract shall be determined by article 4.2.2.

4.2.1 Annual rate:__/__%, fixed and remaining unchanged during the period of the loan under contract.

4.2.2 The lending rate under the contract is based on that floating 20% up the corresponding class basis rate set by PBOC; it shall be adjusted by term, every __/_ (year/six months/quarter/month) as a term. The contract effective date shall be the confirming day of the interest rate in the first term, the annual rate shall be determined in a rate of 6.372%, the following term rate shall be determined in above same way.

Drawdown carried out by installments, no matter how many installments in one term, the current rate that determined on the contract effective day or the corresponding day shall be carried on and adjusted on the corresponding day of the next term.

The corresponding day of the contract effective day means that the certain date corresponding to the date of expiration of the contract. For example, the contract effective day is 9th May, XX year, one month as one term, the corresponding day of the second term shall be 9th June XX year; one quarter as on term, the corresponding day of the second term shall be 9th August, xx year; the rest terms following the same way.

4.2.3 Other Method
______________________________/_____________________________

The lending rate changed, Party B shall inform the Party A in writing in 30 days, no matter the notice is delivered, the changed rate shall be continuously carried on.

4.3 if the PBOC adjusts the basis rate or rate concluded method, the relevant regulations from the PBOC shall be followed.

Article 5: Source of Fund for Repaying and Repayment

5.1 The source of the fund, which is being used by Party A to repay the principal and interest, sources from but not limited to following ways:

5.1.1 sales income

5.1.2 other legal income

5.2 Any other contract that Party A gets involved in, which contains of an engagement to source of fund, the engagement shall cause no influence on Party A to carry out the repaying obligation under the Contract. No matter in any event, party A shall not refuse to repay the debt under the Contract excusing of clause 5.1.

5.3 Party A shall pay the interest in a full amount on time, through the Item 5.3.1 as following:

5.3.1 pay the principal up in a lump sum on the date of 14-9-2010

5.3.2 pay the Principal by installments.

5.4 Party A shall deposit sufficient money in the account opened with Party B on the interest pay day or principal pay day, which is being used to pay the payable interest or principal in current term, and shall authorize the party B to transfer the money from the above account on the interest pay day or principal pay day.

Article 6: Guarantee

6.1 The type of Guarantee under the contract is Guarantee.

6.2 Party A shall provide Part B necessary assistance and sign the Guarantee contract 2010 Yishui Bao-008# for the Contract with Party B.

6.3 Any changes occur to the Guarantee under the contract, which may cause influence on the Party B of creditor’s right, informed by Party B, the Party A shall provide another guarantee that as Party B required, the guarantee shall be acceptable to Party B.

Article 7: Both Parties’ rights and Obligations

7.1 Rights and Obligations of Party A:

7.1.1 To drawdown and use the Loan following the loan period and purpose describing under the Contract.

7.1.2 Party A plans to repay the loan ahead scheduled, the consent shall be obtained from Party B, and an compensation of loss in revenue and other expenses shall be provided to Party B.

7.1.3 Party A shall take the responsibility of the facticity, accuracy, completeness of the documents provided to Party B.

7.1.4 Accepts the examining and investigation from the Party B on loan using.

7.1.5 Cooperating the reviewing, investigation and supervising from Party B on the business operating, production and financial statement, and liable to provide the Party B income statement, balance sheet such documents related to certain term.

7.1.6 To repay back the principal and interest under the contract.

7.1.7 To bear the respective expense incurred under the contract, including but not limited to the expense of, notarization, qualification, evaluation, registration, etc.

7.1.8 After received the collection note or collection documents that sent by mail or in other ways, Party A shall mail the return receipt to Party B in 3 days.

7.1.9 If any contract business operation, stock structure reform, affiliation，merger，combination，splitting，capital reduction, stock ownership transfer, material assets transfer and other actions may cause an influence on realizing the Party B’s equities, Party A shall inform Party B at least in 30 days advance; and obtains Party B’s writing consent; otherwise, such above actions shall not be carried out before repaying up the entire debt.

7.1.10 Changes address, contact address, business scope, corporate representative and etc which registered with CIB, a notice in writing shall be provided to Party B in 7 days prior to such changes complete processing.

7.1.11 Any other events which may cause a danger to normal business operations, or may cause a material adverse effect on repaying the debt, including but not limited to, entering into a material economic dispute, a bankrupt occurs, financial situation worsening and etc, in such event, a notice in writing shall be provided to Party B.

7.1.12 A business suspension, company being dismissed, suspended to reform, business license withdrawn or company cancellation, such events occurs, a notice in writing shall be provided to Party B in 5day from the occurrence of events.

7.2 Party B’s Rights and Obligations

7.2.1 All information or documents related to the loan shall be provided as party B required.

7.2.2 Transfer the money that contains of principal, interest, compound interest, penalty interest and other payable expense from Party A’s account pursuant to the provision of the contract or relevant laws and regulations of PRC.

7.2.3 Evading supervising from Party B, loan delinquency or other material breaches of contract, which caused by Party B, Party A may carry out a Credit Penalty, and release notice to relevant organization and authorities, release a claim notice on Public media.

7.2.4 Provide the loan to Party in a full sum on time under the contract.

7.2.5 Keep such following information and document confidential, information about debt, financial statement, production, operations, except that is stipulated by the contract or by certain laws and regulations of PRC.

Article 8: Breach of contract

8.1 The contract becomes effective, both parties shall carry out their obligations stipulated under the contract. Any party fails to fulfill or partly fulfill their obligation, shall take the compensation responsibility for the breach of contract.

8.2 Party A fails to process loan drawdown describing in Article 3.3, Party has the right to charge Party A delay compensation calculated with contract rate by days.

8.3 Party B fails to provide and release the loan under Article 3.3, shall pay Party A delay compensation calculated with contract rate by days.

8.4 without a consent in writing from Party B, Party A repays the loan under the contract, Party B may still charge Party A the interest calculated in accordance with the contract term and contract interest rate.

8.5 Party A pails to repay the due principal and due interest, Party B may give Party A a time limit to clear the debt; Party B is entitled to withdraw money from any Accounts which Party A opened with Party B and its subsidiaries, to repay the debt under the contract. The overdue part of the loan, shall be charged a penalty interest at a rate of contract lending interest rate PLUS 50%; the overdue payable interest shall be charged a compound interest at a rate of contract lending interest rate PLUS 50%.

The money withdrawn from above mentioned Accounts is foreign currency, it shall be exchanged at current foreign exchange rate.

8.6 Party A changes the loan purpose as stipulated under the contract, Party B has the right to suspend to release the loan, withdraw back the loan partly or totally in advance, or terminate the contract. a penalty interest shall be charged on the part of the loan which Party A changed the loan purpose at a rate of contract lending interest rate PLUS 100% in accordance with exact using days; a compound interest shall be charged on the unpaid interest at a rate of contract lending interest plus 100%.

8.7 within the term of the contract, the interest which Party A fails to repay on time, it shall be charged a compound interest; if the loan is due, the compound interest rate shall apply for the rate describing under Article 8.5.

8.8 The events describing under article 8.5, article 8.6 raise at the same time, the severer penalty shall be selected, but no simultaneousness.

8.9 Any such following occurs to Party A, shall be corrected in time; and remedies which satisfied Party B shall be carried out. Otherwise, Party B has the right to withdraw back the part/total of the loan in advance; the part of the loan which is not able to be withdrawn back, on which shall be charged a compensation in accordance with the overdue interest rate calculated by days.

8.9.1 The balance sheet, income statement or other financial information provided by Party A is fake, or hiding from material facts.

8.9.2 Party A does not cooperate or refuse to accept the supervision of loan using, business operations and financing activities from party B.

8.9.3 Party A transfer or dispose its major asset without a prior consent from Party B, or intimidate to do so.

8.9.4 The main/total part of Party A’s assets and property has been possessed by other creditors; or taken over by a entitled assignee, a collector or other similar person; or sealed up or frozen up; which may cause a material loss to Party B.

8.9.5 Party A takes such following actions without Party B’s consent: contract business operation, stock structure reform, affiliation，merger，combination，splitting，capital reduction, stock ownership transfer, material assets transfer and other actions may cause an influence on realizing the Party B’s equities, which may affect the safety of Party B creditor’s right.

8.9.6 Such following changes on: living address, contact address, business scope, corporate representative etc related to ICB registration, or outward material investment, which may cause a material influence/danger on realizing creditor’s right of Party B.

8.9.7 Party A gets involved into a material economic dispute; or its financial situation gets worsening; which may cause a material influence/danger on realizing the creditor’s right of party B.

8.8.9 Any other event may cause a material danger/loss on realizing the creditor’s right of party B.

Article 9: Effectiveness, Amendment, Dissolution & Termination

9.1 The contract shall be effective as signed and sealed by both parties; if any warrant contract related to the contract, the contract shall be effective after the warrant contract becomes effective, terminated until the loan principal, interest, compound interest, penalty interest, breach compensation and all other payable expenses are paid up under contract.

9.2 In any such following event, Party B has the right to dissolute the contract, and request Party A to repay the loan and to provide a compensation for losses.

9.2.1 Any such event occurs to Party A: suspension of business, company dismissing, suspended to reform, business license withdrawn or cancelled.

9.2.2 Changes occur to the Guarantee under the contract, which may cause adverse influence on the creditor’s right of Party B, and Party A fails to provide another guarantee as Party B required.

9.2.3 Party A fails to repay the loan on time or changes the loan purpose which contemplated under the contract, delays paying interest, or other breaches of contract.

9.3 Party A requests for an extension of the loan, shall provide Party B an application in writing and a consent in writing from the Guarantor before 30 days prior to the contract expiring date, in which consent the Guarantor agrees to continue the guarantee obligation. After Party B examining the application, and signing the extension agreement between both parties, the loan under the contract shall be regarded as extended.

9.4 After the contract becomes effective, except stipulated in relevant provision of the contract, any parties shall not amend the contract or dissolute it in advance on his own authority; if above amendment or dissolution is needed, it shall be resolved through consultations, and a writing agreement shall be signed between both parties; before the above mentioned agreement becomes effective, this contract shall be continued to carry out.

Article 10: Dispute Settlement

10.1 Any dispute arising out during the contract performing, shall be resolved through consultations between both parties; otherwise, resolve it by following method:

10.1.1 Submit it to _________NULL_________ arbitration authority.

10.1.2 Submit it to a Court locating in the area where the Party B located at.

Article 11: The loan shall not be used to invest in stock or securities; the Party A shall not change the purpose of the loan stipulated under the contract.

Article 12: The production accident which caused by that Party A breaks food safety law, production safety law, environment law, and relevant laws and regulations, supervising rules or industrial standard, which accident has caused a material adverse influence on realizing the creditor’s right of party B; in such event, Party A shall inform party B in time. Party B may take such following remedies in accordance with the influence circle of Party A’s credit line and debt repaying ability caused by above accident.

  The remedies as following:

    Suspend releasing the rest unreleased part of loan;

    Declare the loan is due immediately;

    Withdraw back the part/total of the loan released.

    Terminate the contract;

    Other actions that party A believes it necessary.

Article 12: Supplementary Articles

12.1	The attachment of the contract shall be regarded as the inalienable part of the contract, has the same legal effect.

12.2	During the contract performing, such as Drawdown Date, Repay Date is not a bank business day, it shall be postpone to the next bank business day.

12.3	The contract is made out in 4 duplicates, each for both parties, 1 for public notary office, 1 for Guarantor, have the same legal effect.

Party A: (seal) Shandong Longkong Travel Development Co., Ltd (sealed)

Legal Representative/Authorized proxy:
/s/ ZHANG SHANJIU

Party B: (seal)  Industrial & Commercial Bank of China Yishui Branch

Legal Representative /Principal or Authorized proxy:

                                    /s/ WANG QINGLIN

Date: 20-1-2010